UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 29, 2014

ANACOR PHARMACEUTICALS, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	001-34973	25-1854385
(State of incorporation)	(Commission File No.)	(IRS Employer Identification No.)

1020 East Meadow Circle

Palo Alto, CA 94303-4230

(Address of principal executive offices and zip code)

Registrant’s telephone number, including area code: (650) 543-7500

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02                        DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

Appointment of Keith R. Leonard, Jr. to Board of Directors

On May 29, 2014, the Board of Directors (the “Board”) of Anacor Pharmaceuticals, Inc. (the “Company”) appointed Keith R. Leonard, Jr. to serve as a member of the Board as a Class I director with a term of office which expires at the Company’s 2017 annual meeting of stockholders.

There were no arrangements or understandings between Mr. Leonard and any other persons pursuant to which he was selected as a director, and there are no related person transactions (within the meaning of Item 404(a) of Regulation S-K promulgated by the Securities and Exchange Commission) between Mr. Leonard and the Company.

On May 29, 2014, the Board adopted an Independent Director Compensation Policy (the “Policy”).  Pursuant to the Policy, Mr. Leonard will receive a $40,000 annual cash retainer. On May 29, 2014, the Board also granted Mr. Leonard an initial option to purchase 27,000 shares of the Company’s common stock (“Common Stock”) under the Company’s 2010 Equity Incentive Plan with an exercise price equal to $14.22, the per share closing price of the Common Stock on the NASDAQ Global Market on the date of grant.

Appointment of William J. Rieflin as Lead Director

On May 29, 2014, the Board appointed William J. Rieflin as the Company’s Independent Lead Director.  Mr. Rieflin has served as a member of the Board since March of 2011, and currently serves as chairman of the Company’s Audit Committee and as a member of the Compensation Committee. Paul Berns, the Company’s Chief Executive Officer, will continue to serve as Chairman of the Board.

Promotion of Geoffrey M. Parker

On May 29, 2014, the Board promoted Geoffrey M. Parker, the Company’s Chief Financial Officer, from Senior Vice President to Executive Vice President. In connection with Mr. Parker’s promotion, the Board increased Mr. Parker’s annual base salary to $400,000 and his target bonus potential to 50% of his annual base salary, both effective as of the date of his promotion, and granted Mr. Parker an option to purchase 40,000 shares of Common Stock under the Company’s 2010 Equity Incentive Plan with an exercise price equal to $14.22, the per share closing price of the Common Stock on the NASDAQ Global Market on the date of grant.

ITEM 5.07                        SUBMISSION OF MATTERS TO A VOTE OF SECURITY HOLDERS.

At the Company’s 2014 annual meeting of stockholders held on May 29, 2014, the stockholders voted on the three proposals listed below. The proposals are described in detail in the Company’s definitive proxy statement for the 2014 annual meeting, filed with the Securities and Exchange Commission on April 29, 2014 (the “Proxy Statement”).  The results of the matters voted upon at the meeting were:

(a)

The nominee of the Board was elected to hold office until the Company’s 2017 annual meeting of stockholders. The nominee was: Anders D. Hove, M.D.; 27,966,629 shares of Common Stock voted for, none against, 38,841 withheld, and 9,122,367 broker non-votes. The term of office of directors Paul H. Klingenstein, Mark Leschly and William J. Rieflin continues until the Company’s 2015 annual meeting of stockholders. The term of office of directors Paul L. Berns and Lucy Shapiro, Ph.D. continues until the Company’s 2016 annual meeting of stockholders.

(b)

The stockholders approved, on an advisory basis, the 2013 compensation of the Company’s named executive officers, as disclosed in the Proxy Statement: 27,922,148 shares of Common Stock voted for, 57,583 against, 25,739 abstaining, and 9,122,367 broker non-votes.

(c)

The stockholders ratified the selection by the Audit Committee of the Board of Ernst & Young LLP as the independent registered public accounting firm of the Company for its year ending December 31, 2014: 37,052,863 shares of Common Stock voted for, 60,318 against, 14,656 abstaining, and no broker non-votes.

ITEM 9.01                        FINANCIAL STATEMENTS AND EXHIBITS.

(d)              Exhibits.

Exhibit	Description
99.1	Press Release titled “Anacor Pharmaceuticals Appoints Keith R. Leonard, Jr. to Board of Directors,” dated May 30, 2014

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:	May 30, 2014	ANACOR PHARMACEUTICALS, INC.

		By:	/s/ Ryan T. Sullivan
Ryan T. Sullivan
Senior Vice President and General Counsel

INDEX TO EXHIBITS

Exhibit	Description
99.1	Press Release titled “Anacor Pharmaceuticals Appoints Keith R. Leonard, Jr. to Board of Directors,” dated May 30, 2014